[CONFORMED COPY]












                  THE SMITHFIELD PACKING COMPANY, INCORPORATED
                             SMITHFIELD FOODS, INC.




               _________________________________________________

                   ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT
               _________________________________________________





                            Dated as of May 1, 1994







               $15,000,000 9.80% Secured Notes Due August 1, 2003
              $15,000,000 10.75% Secured Notes Due August 1, 2005
          $25,000,000 8.41% Senior Secured Notes Due February 1, 2013

                               TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.       PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . 1
        1.1      Background; Merger; Consent Agreement . . . . . . . . . . . 1

SECTION 2.       ASSUMPTION; AMENDMENT; AFFIRMATION. . . . . . . . . . . . . 4
        2.1      Assumption. . . . . . . . . . . . . . . . . . . . . . . . . 4
        2.2      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . 4
        2.3      Affirmation . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 3.       WARRANTIES AND REPRESENTATIONS. . . . . . . . . . . . . . . 5
        3.1      Organization, Existence and Authority . . . . . . . . . . . 5
        3.2      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 5
        3.3      Authorization, Execution and Enforceability . . . . . . . . 5
        3.4      No Conflicts, etc . . . . . . . . . . . . . . . . . . . . . 5
        3.5      Governmental Consent. . . . . . . . . . . . . . . . . . . . 6
        3.6      Compliance with Law . . . . . . . . . . . . . . . . . . . . 6
        3.7      Existence of Defaults . . . . . . . . . . . . . . . . . . . 6
        3.8      Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 4.       CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 6
        4.1      Execution and Delivery of the Amended Financing Documents . 7
        4.2      Collateral Items. . . . . . . . . . . . . . . . . . . . . . 7
        4.3      No Default; Representations And Warranties True . . . . . . 8
        4.4      Authorization of Transactions . . . . . . . . . . . . . . . 8
        4.5      Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . 8
        4.6      Merger Documents. . . . . . . . . . . . . . . . . . . . . . 8
        4.7      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 8
        4.8      North Carolina Certificate of Authority . . . . . . . . . . 9
        4.9      Proceedings Satisfactory. . . . . . . . . . . . . . . . . . 9

SECTION 5.       INTERPRETATION OF THIS AGREEMENT. . . . . . . . . . . . . . 9
        5.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . 9
        5.2      Section Headings, etc.. . . . . . . . . . . . . . . . . . .11

SECTION 6.       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .11
        6.1      Governing Law . . . . . . . . . . . . . . . . . . . . . . .11
        6.2      Successors and Assigns. . . . . . . . . . . . . . . . . . .11
        6.3      Waivers and Amendments. . . . . . . . . . . . . . . . . . .11
        6.4      Costs and Expenses. . . . . . . . . . . . . . . . . . . . .11
        6.5      Duplicate Originals, Execution in Counterpart . . . . . . .11
        6.6      Entire Agreement. . . . . . . . . . . . . . . . . . . . . .12

Annex 1 -        Purchasers

Exhibit A        -       Waivers and Amendments to Existing 9.80% Note Agreement
Exhibit B        -       Waivers and Amendments to Existing 10.75% Note
                         Agreement
Exhibit C        -       Waivers and Amendments to Existing 8.41% Note Agreement
Exhibit D        -       Amendment to Existing 8.41% Security Agreement
Exhibit E        -       Amendment to Existing 8.41% Environmental
                         Indemnification Agreement

                  THE SMITHFIELD PACKING COMPANY, INCORPORATED
                             SMITHFIELD FOODS, INC.


                   ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT


               $15,000,000 9.80% Secured Notes Due August 1, 2003
              $15,000,000 10.75% Secured Notes Due August 1, 2005
          $25,000,000 8.41% Senior Secured Notes Due February 1, 2013


                                                       Dated as of May 1, 1994


To each of the Purchasers
listed on Annex 1 hereto


Ladies and Gentlemen:

        THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Virginia corporation ("Smithfield Packing"), and SMITHFIELD FOODS, INC., a Delaware corporation ("Smithfield Foods" and together with Smithfield Packing, individually, a "Financing Party" and collectively, the "Financing Parties") each hereby agrees with each of you as follows:

SECTION 1.       PRELIMINARY STATEMENT

        1.1      Background; Merger; Consent Agreement.

                 (a)     Background.

                         (i) Smithfield Packing entered into that certain Note Agreement, dated as of July 29, 1988 (as amended and as in effect prior to the effectiveness of this Agreement, the "Existing 9.80% Note Agreement," and, as amended by this Agreement, the "Amended 9.80% Note Agreement") with John Hancock Mutual Life Insurance Company ("John Hancock"), pursuant to which Smithfield Packing issued and sold to John Hancock an aggregate principal amount of Fifteen Million Dollars ($15,000,000) of its 9.80% Secured Notes Due August 1, 2003 (the "9.80% Notes").

                         (ii) Smithfield Packing entered into that certain Note Agreement, dated as of August 6, 1990 (as amended and as in effect prior to the effectiveness of this Agreement, the "Existing 10.75% Note Agreement," and, as amended by this Agreement, the "Amended 10.75% Note Agreement") with John Hancock, pursuant to which Smithfield Packing issued and sold to John Hancock an aggregate principal amount of Fifteen Million Dollars ($15,000,000) of its 10.75% Secured Notes Due August 1, 2005 (the "10.75% Notes").

                         (iii) Carolina Food Processors, Inc. ("Carolina Foods") and Smithfield Foods entered into separate Note Purchase Agreements, each dated as of January 15, 1993 (collectively, as amended and as in effect prior to the effectiveness of this Agreement, the "Existing 8.41% Note Agreement," and, as amended by this Agreement, the "Amended 8.41% Note Agreement") with each of John Hancock, Massachusetts Mutual Life Insurance Company ("MassMutual") and MML Pension Insurance Company ("MML" and together with John Hancock and MassMutual, individually, a "Purchaser" and collectively, the "Purchasers"), pursuant to which Carolina Foods issued and sold to John Hancock, MassMutual and MML an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) of its 8.41% Senior Secured Notes Due February 1, 2013 (as in effect prior to the effectiveness of this Agreement, the "Existing 8.41% Notes," and, as amended by this Agreement, the "Amended 8.41% Notes") and Smithfield Foods guarantied to each of John Hancock, MassMutual and MML the "Guarantied Obligations" (as defined in the Existing 8.41% Note Agreement).

                         (iv) Smithfield Foods entered into that certain Amendment and Restatement of Existing 9.80% Guaranty Agreement, dated as of July 29, 1988 (the "9.80% Guaranty Agreement") pursuant to which Smithfield Foods guarantied to John Hancock the "Guarantied Obligations" (as defined in the 9.80% Guaranty Agreement).

                         (v) Smithfield Foods entered into that certain Amendment and Restatement of Existing 10.75% Guaranty Agreement, dated as of August 6, 1990 (the "10.75% Guaranty Agreement"), pursuant to which Smithfield Foods guarantied to John Hancock the "Guarantied Obligations" (as defined in the 10.75% Guaranty Agreement).

                         (vi) Kinston Ham Products, Inc. ("Kinston Ham") entered into that certain Deed of Trust and Security Agreement, dated as of December 27, 1978 (as amended, supplemented, restated and consolidated, the "9.80%/10.75% NC Deed of Trust") with Thomas E. Cabaniss and Laura R. Lucas, as trustees, pursuant to which Kinston Ham granted to the trustees a lien and security interest in the "Mortgaged Property" (as defined in the 9.80%/10.75% NC Deed of Trust).

                         (vii) Carolina Foods entered into that certain Deed of Trust, Security Agreement and Assignment of Rents and Leases, dated as of January 15, 1993 (the "8.41% Deed of Trust") with The Fidelity Company, as trustee, pursuant to which Carolina Foods granted to the trustee a lien and security interest in the "Property" (as defined in the 8.41% Deed of Trust).

                         (viii) Carolina Foods entered into that certain Security Agreement, dated as of January 15, 1993 (as in effect prior to the effectiveness of this Agreement, the "Existing 8.41% Security Agreement," and, as amended by this Agreement, the "Amended 8.41% Security Agreement") with NationsBank of Virginia, N.A., as security trustee, pursuant to which Carolina Foods granted to the security trustee a lien and security interest in the "Collateral" (as defined in the Existing 8.41% Security Agreement).

                         (ix) Carolina Foods entered into those certain separate Environmental Indemnification Agreements, each dated as of January 15, 1993 (collectively, as in effect prior to the effectiveness of this Agreement, the "Existing 8.41% Environmental Indemnification Agreement," and, as amended by this Agreement, the "Amended 8.41% Environmental Indemnification Agreement"), pursuant to which Carolina Foods agreed to indemnify each of John Hancock, MassMutual and MML against certain potential liabilities.

                         (x) The Existing 9.80% Note Agreement, the 9.80% Notes, the Existing 10.75% Note Agreement, the 10.75% Notes, the Existing 8.41% Note Agreement, the Existing 8.41% Notes, the 9.80% Guaranty Agreement, the 10.75% Guaranty Agreement, the 9.80%/10.75% NC Deed of Trust, the 8.41% Deed of Trust, the Existing 8.41% Security Agreement and the Existing 8.41% Environmental Indemnification Agreement are collectively referred to herein as the "Existing Financing Documents." The Amended 9.80% Note Agreement, the Amended 10.75% Note Agreement, the Amended 8.41% Note Agreement, the Amended 8.41% Notes, the Amended 8.41% Security Agreement and the Amended 8.41% Environmental Indemnification Agreement are collectively referred to herein as the "Amended Financing Documents."

                 (b)     Merger.

                 Pursuant to a Certificate of Agreement of Merger, filed with the Secretary of State of the State of Delaware on April 27, 1994 (the "Certificate of Agreement of Merger"), and Articles of Merger filed with the Virginia State Corporation Commission on April 27, 1994 (the "Articles of Merger"), Carolina Foods, Kinston Ham and Smithfield-Wilson, Inc. were merged with and into Smithfield Packing (the "Merger"). The effective date of the Merger is May 1, 1994.

                 (c)     Consent Agreement.

                 The Financing Parties and the Purchasers entered into a Consent Agreement, dated as of April 15, 1994 (the "Consent Agreement"), pursuant to which (i) Smithfield Packing agreed, in connection with the Merger, to succeed to and expressly assume all of the obligations, liabilities and undertakings of (A) Carolina Foods under the Existing 8.41% Note Agreement, the Existing 8.41% Notes, the 8.41% Deed of Trust, the Existing 8.41% Security Agreement and the Existing 8.41% Environmental Indemnification Agreement and (B) Kinston Ham under the 9.80%/10.75% NC Deed of Trust, (ii) the Financing Parties agreed to amend and modify the Existing Financing Documents and to do, or cause to be done, on or prior to May 31, 1994, all things necessary in connection with such amendments and modifications and (iii) in reliance upon the undertakings of the Financing Parties as set forth in the preceding clause (i) and clause (ii), the Purchasers consented to the Merger. In furtherance of the foregoing, the Financing Parties and the Purchasers desire to amend and modify the Existing Financing Documents to reflect the aforesaid assumption and the amendments and modifications to the Existing Financing Documents provided for herein.


SECTION 2.       ASSUMPTION; AMENDMENT; AFFIRMATION

        2.1      Assumption.

        Smithfield Packing hereby authorizes its assumption of, and hereby assumes and agrees to be fully liable in respect of, all of the liabilities, obligations and undertakings of (i) Carolina Foods, whether now existing or hereafter arising, provided for in (A) the Existing 8.41% Note Agreement and the Existing 8.41% Notes, including, without limitation, the obligation to duly and punctually pay the principal of (and Make-Whole Amount (as such term is defined in the Existing 8.41% Note Agreement), if any), and interest on, the Existing 8.41% Notes (including any required prepayments of principal in respect of the Existing 8.41% Notes) in accordance with the terms and provisions of the Existing 8.41% Note Agreement and the Existing 8.41% Notes, (B) the 8.41% Deed of Trust, (C) the Existing 8.41% Security Agreement and (D) the Existing 8.41% Environmental Indemnification Agreement, and (ii) Kinston Ham, whether now existing or hereafter arising, provided for in the 9.80%/10.75% NC Deed of Trust. All amounts owing under, and evidenced by, the Existing 8.41% Notes as of the Date of Assumption and Amendment shall continue to be outstanding under the Existing 8.41% Notes, shall be the full and complete obligation of Smithfield Packing and shall be payable in accordance with the provisions of the Existing 8.41% Note Agreement, without any exchange of the Existing 8.41% Notes or notation thereon.

        2.2      Amendments.

                 (a) Amendments to Existing Financing Documents. Each Financing Party and, subject to the satisfaction of the conditions set forth in Section 4, each Purchaser, hereby consents and agrees to the amendments and modifications to the Existing Financing Documents to which it is a party, as set forth in Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E, respectively. Each such amendment is incorporated herein by reference as if set forth verbatim in this Agreement. Notwithstanding the foregoing, (i) at the request of any of the Purchasers or Financing Parties, each of the parties to each of the Amended Financing Documents will set forth in a separate instrument their respective agreements to the amendments to each of the Existing Financing Documents as set forth herein and (ii) each of the Purchasers and the Financing Parties acknowledges and agrees that each of the Amended Financing Documents are, and shall remain, separate and independent agreements.

                 (b) Effect of Amendments. Except as expressly provided herein, (i) no terms or provisions of any agreement are modified or changed by this Agreement, (ii) the terms of this Agreement shall not operate as a waiver by the Purchasers of, or otherwise prejudice the Purchasers' rights, remedies or powers under, any of the Existing Financing Documents or under any applicable law and (iii) the terms and provisions of the Existing Financing Documents shall continue in full force and effect, as affected by this Agreement.

        2.3      Affirmation.

        Smithfield Foods hereby acknowledges and affirms all of its obligations under the terms of the 9.80% Guaranty Agreement, the 10.75% Guaranty Agreement and the Amended 8.41% Note Agreement.

SECTION 3.       WARRANTIES AND REPRESENTATIONS

        To induce the Purchasers to enter into this Agreement, each of Smithfield Packing and Smithfield Foods warrants and represents to the Purchasers that as of the Date of Assumption and Amendment:

        3.1 Organization, Existence and Authority. Each of Smithfield Packing and Smithfield Foods is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Smithfield Packing is currently in the process of obtaining reinstatement of its certificate of authority to transact business in the State of North Carolina. The failure by Smithfield Packing to be in good standing as a foreign corporation in the State of North Carolina does not and will not have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of Smithfield Packing, or the ability of Smithfield Packing to perform its obligations set forth herein and under the Amended Financing Documents. Each of Smithfield Packing and Smithfield Foods has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

        3.2 Litigation. There are no proceedings pending, or to the knowledge of either Smithfield Packing or Smithfield Foods threatened, against or affecting Smithfield Packing or Smithfield Foods or any of their respective Properties in any court or before any governmental authority or arbitration board or tribunal that, either individually or in the aggregate, conflict with or interfere with the ability of either Smithfield Packing or Smithfield Foods to execute and deliver this Agreement and to perform its respective obligations hereunder and under the Amended Financing Documents.

        3.3 Authorization, Execution and Enforceability. The execution and delivery by Smithfield Packing and Smithfield Foods of this Agreement and the performance of their respective obligations hereunder and under the Amended Financing Documents have been duly authorized by all necessary action on the part of Smithfield Packing and Smithfield Foods. This Agreement constitutes a valid and binding obligation of Smithfield Packing and Smithfield Foods, enforceable in accordance with its terms, except that the enforceability hereof may be:

                 (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                 (b)     subject to the availability of equitable remedies.

        3.4 No Conflicts, etc. Neither the execution and delivery by Smithfield Packing and Smithfield Foods of this Agreement nor the performance by Smithfield Packing and Smithfield Foods of their respective obligations hereunder conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates, or results in the creation of any Lien upon any Property of Smithfield Packing and Smithfield Foods under the provisions of:

                 (a) any charter document, agreement with shareholders or bylaws of Smithfield Packing or Smithfield Foods;

                 (b) any agreement, instrument or conveyance by which Smithfield Packing or Smithfield Foods or any of their respective Properties may be bound or affected; or

                 (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which Smithfield Packing or Smithfield Foods or any of their respective Properties may be bound or affected.

        3.5 Governmental Consent. Neither the execution and delivery by Smithfield Packing and Smithfield Foods of this Agreement nor the performance by Smithfield Packing and Smithfield Foods of their respective obligations hereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Smithfield Packing or Smithfield Foods as a condition thereto under the circumstances and conditions contemplated by this Agreement.

        3.6      Compliance with Law.  Neither Smithfield Packing nor Smithfield
Foods:

                 (a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; or

                 (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of Smithfield Packing or Smithfield Foods, or the ability of Smithfield Packing or Smithfield Foods to perform their respective obligations set forth herein and under the Amended Financing Documents.

        3.7 Existence of Defaults. No event has occurred and no condition exists that constitutes a Default or an Event of Default (as such terms are defined in each of the Existing Financing Documents), and no event has occurred and no condition exists that would constitute a Default or an Event of Default under any of the Amended Financing Documents.

        3.8 Disclosure. Neither this Agreement nor any written statement furnished by Smithfield Packing to the Purchasers in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that Smithfield Packing or Smithfield Foods has not disclosed to the Purchasers in writing that has had or, so far as Smithfield Packing or Smithfield Foods can now reasonably foresee, could reasonably be expected to have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of Smithfield Packing or Smithfield Foods, or the ability of Smithfield Packing or Smithfield Foods to perform their respective obligations set forth herein and under the Amended Financing Documents.

SECTION 4.       CONDITIONS

        The amendments of the Existing Financing Documents shall become effective on May 31, 1994 (the "Date of Assumption and Amendment"), and shall apply retroactively to May 1, 1994, if and when, and only if and when, all of the following conditions shall have been satisfied on or before the Date of Assumption and Amendment, or, with respect to the conditions set forth in
Section 4.2(a)(ii), Section 4.2(b)(ii), Section 4.2(c) and Section 4.8, delivery to the Purchasers of the items set forth therein no later than June 30, 1994:

        4.1      Execution and Delivery of the Amended Financing Documents.

        Each of Smithfield Packing and Smithfield Foods shall have executed and delivered to the Purchasers a counterpart of each of the Amended Financing Documents to which it is a party.

        4.2      Collateral Items.

                 (a)     9.80%/10.75% NC Deed of Trust; Title Insurance.

                         (i) The Articles of Merger, certified by the Clerk of the Virginia State Corporation Commission, and the Certificate of Agreement of Merger, certified by the Secretary of State of the State of Delaware, shall have been recorded in the Lenoir County Land Records, to reflect the change in ownership of the "Mortgaged Property" (as defined in the 9.80%/10.75% NC Deed of Trust), and

                         (ii) an endorsement to the title insurance policy issued in connection with the 9.80%/10.75% NC Deed of Trust, reflecting such change in ownership and amending the effective date of such title insurance policy to the date of the aforesaid recording of the Articles of Merger and Certificate of Agreement of Merger, shall have been delivered to the Purchasers.

                 (b)     8.41% Deed of Trust; Title Insurance.

                         (i) The Articles of Merger, certified by the Clerk of the Virginia State Corporation Commission, and the Certificate of Agreement of Merger, certified by the Secretary of State of the State of Delaware, shall have been recorded in the Bladen County Land Records, to reflect the change in ownership of the "Property" (as defined in the 8.41% Deed of Trust), and

                         (ii) an endorsement to the title insurance policy issued in connection with the 8.41% Deed of Trust, reflecting such change in ownership and amending the effective date of such title insurance policy to the date of the aforesaid recording of the Articles of Merger and Certificate of Agreement of Merger, shall have been delivered to the Purchasers.

                 (c) Financing Statements. Smithfield Packing shall have filed all requisite financing statements necessary to continue the security interests created by

                         (i) the 9.80%/10.75% NC Deed of Trust in the "Mortgaged Property" (as defined in the 9.80%/10.75% NC Deed of Trust),

                         (ii) the 8.41% Deed of Trust in the "Property" (as defined in the 8.41% Deed of Trust), and

                         (iii) the Existing 8.41% Security Agreement in the "Collateral" (as defined in the Existing 8.41% Security Agreement),

        and confirmation thereof shall have been received by the Purchasers.

        4.3      No Default; Representations And Warranties True.

        No Default or Event of Default (as such terms are defined in each of the Amended Financing Documents) under the Amended Financing Documents shall exist; the warranties and representations set forth in Section 3 shall be true and correct on the Date of Assumption and Amendment; and each Purchaser shall have received a certificate, dated as of the Date of Assumption and Amendment and signed by the President or a Vice-President and the Controller, the Treasurer or the Assistant Treasurer of each of Smithfield Packing and Smithfield Foods, certifying that all of the conditions specified in this Section 4 have been satisfied.

        4.4      Authorization of Transactions.

        Each of Smithfield Packing and Smithfield Foods shall have authorized, by all necessary corporate action, the execution and delivery of each of the Amended Financing Documents to which it is a party and the performance of all of its respective obligations of, and the satisfaction of all closing conditions pursuant to this Section 4 by, and the consummation of all transactions contemplated by each of the Amended Financing Documents by, each of Smithfield Packing and Smithfield Foods. Each Purchaser shall have received a certificate from each of Smithfield Packing and Smithfield Foods, in form and substance satisfactory to it and its special counsel, certifying the adoption of resolutions by its respective board of directors authorizing such execution, delivery, performance, satisfaction and consummation, which resolutions shall be attached to each such certificate and shall be in full force and effect. Each certificate shall indicate that there has been no resolution passed by the board of directors of Smithfield Packing or Smithfield Foods, as the case may be, which conflicts with, amends or rescinds such resolutions.

        4.5      Opinion of Counsel.

        The Purchasers shall have received from (a) McGuire Woods Battle & Boothe, counsel for Smithfield Packing and Smithfield Foods, and (b) Ward and Smith, P.A., special North Carolina counsel for Smithfield Packing, legal opinions as to such matters as they may reasonably request.

        4.6      Merger Documents.

        The Purchasers shall have received true and correct copies of the Certificate of Agreement of Merger, filed with the Secretary of State of the State of Delaware on April 27, 1994, and Articles of Merger filed with the Virginia State Corporation Commission on April 27, 1994.

        4.7      Expenses.

        Smithfield Packing shall have paid all costs and expenses of the Purchasers relating to this Agreement and the transactions contemplated herein in accordance with Section 6.4.

        4.8      North Carolina Certificate of Authority.

        The Purchasers shall have received a true and correct copy of a Certificate of Authority from the Secretary of State of the State of North Carolina certifying that Smithfield Packing is authorized to transact business in the State of North Carolina.

        4.9      Proceedings Satisfactory.

        All proceedings taken in connection with the Amended Financing Documents shall be satisfactory to the Purchasers and their special counsel. The Purchasers and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance satisfactory to them.

SECTION 5.       INTERPRETATION OF THIS AGREEMENT

        5.1      Definitions.

        The terms used in Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E and not defined therein shall have the meanings assigned to them in the respective Existing Financing Document which such Exhibit purports to amend and modify. As used in this Agreement, the following terms have the respective meanings specified below or set forth in the Section hereof following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

        Agreement, this -- means this Agreement, as it may be amended from time to time.

        Amended 8.41% Environmental Indemnification Agreement -- Section 1.1(a)(ix).

        Amended 8.41% Note Agreement -- Section 1.1(a)(iii).

        Amended 8.41% Notes -- Section 1.1(a)(iii).

        Amended 8.41% Security Agreement -- Section 1.1(a)(viii).

        Amended Financing Documents -- Section 1.1(a)(x).

        Amended 9.80% Note Agreement -- Section 1.1(a)(i).

        Amended 10.75% Note Agreement -- Section 1.1(a)(ii).

        Articles of Merger -- Section 1.1(b).

        Carolina Foods -- Section 1.1(a)(iii).

        Certificate of Agreement of Merger -- Section 1.1(b).

        Consent Agreement -- Section 1.1(c).

        Date of Assumption and Amendment -- Section 4.

        8.41% Deed of Trust -- Section 1.1(a)(vii).

        Existing 8.41% Environmental Indemnification Agreement -- Section 1.1(a)(ix).

        Existing 8.41% Note Agreement -- Section 1.1(a)(iii).

        Existing 8.41% Notes -- Section 1.1(a)(iii).

        Existing 8.41% Security Agreement -- Section 1.1(a)(viii).

        Existing Financing Documents -- Section 1.1(a)(x).

        Existing 9.80% Note Agreement -- Section 1.1(a)(i).

        Existing 10.75% Note Agreement -- Section 1.1(a)(ii).

        Financing Parties -- introductory sentence.

        John Hancock -- Section 1.1(a)(i).

        Kinston Ham -- Section 1.1(a)(vi).

        Lien -- has the meaning assigned to such term in each of the Existing Financing Documents.

        MassMutual -- Section 1.1(a)(iii).

        MML -- Section 1.1(a)(iii).

        Merger -- Section 1.1(b).

        9.80%/10.75% Deed of Trust -- Section 1.1(a)(vi).

        9.80% Guaranty Agreement -- Section 1.1(a)(iv).

        9.80% Notes -- Section 1.1(a)(i).

        Property -- has the meaning assigned to such term in each of the Existing Financing Documents.

        Purchasers -- Section 1.1(a)(iii).

        Smithfield Foods -- introductory sentence.

        Smithfield Packing -- introductory sentence.

        10.75% Guaranty Agreement -- Section 1.1(a)(v).

        10.75% Notes -- Section 1.1(a)(ii).

        5.2      Section Headings, etc.

        The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

SECTION 6.       MISCELLANEOUS

        6.1      Governing Law.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO ANY CONFLICTS-OF-LAW PRINCIPLES).

        6.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of notes issued in connection with the related Amended Financing Document and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made. Notwithstanding the foregoing, neither Smithfield Packing nor Smithfield Foods shall assign its rights or delegate its obligations under the Amended Financing Documents.

        6.3 Waivers and Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto. The terms and provisions of the Amended Financing Documents may be further amended or modified in accordance with the provisions of the Amended Financing Documents.

        6.4 Costs and Expenses. On the Date of Assumption and Amendment, Smithfield Packing will pay all costs and expenses of the Purchasers relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Purchasers' special counsel presented to Smithfield Packing on the Date of Assumption and Amendment. Smithfield Packing will also pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Purchasers' special counsel rendered after the Date of Assumption and Amendment in connection with this Agreement.

        6.5 Duplicate Originals, Execution in Counterpart. Two or more originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

        6.6 Entire Agreement. This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.


   [Remainder of page intentionally left blank; next page is signature page.]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                     Very truly yours,

                                     THE SMITHFIELD PACKING COMPANY,
                                     INCORPORATED



                                     By  /s/ George E. Hamilton, Jr.
                                         Name:  George E. Hamilton, Jr.
                                         Title: President


                                     SMITHFIELD FOODS, INC.



                                     By  /s/ Joseph W. Luter, III
                                         Name:  Joseph W. Luter, III
                                         Title: President


                                     JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY



                                     By  /s/ Scott A. McFetridge
                                         Name:  Scott A. McFetridge
                                         Title: Investment Officer












[Signature page for ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT, dated as of May 1, 1994, with respect to the Existing Financing Documents of THE SMITHFIELD PACKING COMPANY, INCORPORATED and SMITHFIELD FOODS, INC.]

                                     MASSACHUSETTS MUTUAL LIFE
                                       INSURANCE COMPANY



                                     By  /s/ Michael P. Hermsen
                                         Name:  Michael P. Hermsen
                                         Title: Second Vice President


                                     MML PENSION INSURANCE COMPANY



                                     By  /s/ Michael P. Hermsen
                                         Name:  Michael P. Hermsen
                                         Title: Investment Officer



























[Signature page for ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT, dated as of May 1, 1994, with respect to the Existing Financing Documents of THE SMITHFIELD PACKING COMPANY, INCORPORATED and SMITHFIELD FOODS, INC.]

                                                                        ANNEX 1

                                   PURCHASERS


John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, Massachusetts  02117

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111

MML Pension Insurance Company
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111





                                                                    EXHIBIT A

            WAIVERS AND AMENDMENTS TO EXISTING 9.80% NOTE AGREEMENT


        5. Waiver of Section 6.5(b). John Hancock hereby reaffirms its consent to the merger of Carolina Foods, Kinston Ham and Smithfield-Wilson, Inc. with and into Smithfield Packing, as set forth in the Consent Agreement dated as of April 15, 1994, among John Hancock and the other parties thereto, and agrees that such consent shall operate as a waiver of the requirements set forth in
Section 6.5(b) of the Existing 9.80% Note Agreement.

        2. Amendment to Section 6.7(a)(8). Section 6.7(a)(8) of the Existing 9.80% Note Agreement is hereby amended to read in its entirety as follows:

                         "(8) (i) the Deeds of Trust and related financing
                 statements, which shall constitute first and prior Liens on the Mortgaged Property, and any Liens permitted by such instruments, (ii) Liens granted to secure the Company's obligations under the 10.75% Note due August 1, 2005 in the original aggregate principal amount of Fifteen Million Dollars ($15,000,000), issued pursuant to the Note Agreement, dated as of August 6, 1990, by and between the Company and John Hancock and (iii) Liens granted to secure the Company's obligations under the Assumed Debt, provided that such Liens comply with the requirements set forth in the definition of Assumed Debt."

        3. Amendment to Section 6.9. Section 6.9 of the Existing 9.80% Note Agreement is hereby amended to read in its entirety as follows:

                 "6.9 Funded Debt.

                         The Company will not incur or in any manner be or
                 become liable in respect of any Funded Debt except (i) the 9.8% Note, (ii) the 10.75% Note due August 1, 2005 in the original aggregate principal amount of Fifteen Million Dollars ($15,000,000), issued pursuant to the Note Agreement, dated as of August 6, 1990, by and between the Company and John Hancock,
                 (iii) the Assumed Debt and (iv) intercompany indebtedness to SF Investments, Inc., in a principal amount not to exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000), so long as Smithfield Foods, Inc. directly or indirectly owns and controls all of the capital stock of SF Investments, Inc."

        4. Amendment to Section 6.11. Section 6.11 of the Existing 9.80% Note Agreement is hereby amended to read in its entirety as follows:

                 "6.11 Net Worth.

                         The Company shall maintain its Net Worth in an amount
                 which, at all times, is at least Seventy-Five Million Dollars ($75,000,000)."

        5. Amendment to Section 6.13. Section 6.13 of the Existing 9.80% Note Agreement is hereby amended to read in its entirety as follows:

                 "6.13 Debt Ratio.

                         The Company will not at any time permit the ratio of
                 its Net Tangible Assets to its Funded Debt to be less than (i)
                 1.8 to 1.0 through April 28, 1996 and (ii) 2.0 to 1.0 commencing April 29, 1996."

        6. Amendment to Section 9.1. Section 9.1 of the Existing 9.80% Note Agreement is hereby amended by adding the following definition so as to preserve the alphabetical ordering of the definitions set forth therein:

                         "Assumed Debt -- means the following obligations of Carolina Food Processors, Inc. assumed by the Company pursuant to a merger of Carolina Food Processors, Inc. with and into the Company as of May 1, 1994:

                                 (1)      obligations under the 8.41% Senior
                 Secured Notes due February 1, 2013 in the original aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), issued pursuant to the Note Purchase Agreement, dated as of January 15, 1993, by and among Carolina Food Processors, Inc., the Guarantor and each of the purchasers listed on Annex 1 thereto;

                                 (2) the guaranty of the obligations of the Guarantor under a term loan by NationsBank of Virginia, N.A. to the Guarantor so long as (x) the aggregate principal amount of such obligations does not exceed Twenty-Five Million Dollars ($25,000,000), (y) any Liens granted in connection therewith are junior to the Liens permitted under clause (a)(8)(i) and clause (a)(8)(ii) of Section 6.7 and clause (1) of this definition and (z) such obligations are repaid in full on or prior to September 30, 1998; and

                                 (3)      a term loan by MetLife Capital
                 Corporation to Carolina Food Processors, Inc. so long as (x) the aggregate principal amount of such obligations does not exceed Two Million Eight Hundred Thousand Dollars ($2,800,000),
                 (y) any Lien granted in connection therewith only covers a certain backup power generation unit entitled the Project Title Generator System (project #9303C) acquired with the proceeds of such term loan and does not extend to any other Property of the Company and (z) such obligations are repaid in full on or prior to August 30, 1998."

                                                                    EXHIBIT B

            WAIVERS AND AMENDMENTS TO EXISTING 10.75% NOTE AGREEMENT


        1. Waiver of Section 6.5(b). John Hancock hereby reaffirms its consent to the merger of Carolina Foods, Kinston Ham and Smithfield-Wilson, Inc. with and into Smithfield Packing, as set forth in the Consent Agreement dated as of April 15, 1994, among John Hancock and the other parties thereto, and agrees that such consent shall operate as a waiver of the requirements set forth in
Section 6.5(b) of the Existing 10.75% Note Agreement.

        2. Amendment to Section 6.7(a)(8). Section 6.7(a)(8) of the Existing 10.75% Note Agreement is hereby amended to read in its entirety as follows:

                         "(8)(i) the Deeds of Trust and related financing
                 statements, which shall constitute first and prior Liens on the Mortgaged Property, and any Liens permitted by such instruments, (ii) Liens granted by the Company to secure the obligations of the Company under the 9.8% Note due August 1, 2003, issued pursuant to the Note Agreement, dated as of July 29, 1988, by and between the Company and John Hancock and (iii) Liens granted to secure the Company's obligations under the Assumed Debt, provided that such Liens comply with the requirements set forth in the definition of Assumed Debt."

        3.       Amendment to Section 6.9.   Section 6.9 of the Existing 10.75%
Note Agreement is hereby amended to read in its entirety as follows:

                 "6.9 Funded Debt.

                         The Company will not incur or in any manner be or
                 become liable in respect of any Funded Debt except (i) the 10.75% Note, (ii) the 9.8% Note due August 1, 2003 in the original aggregate principal amount of Fifteen Million Dollars ($15,000,000), issued pursuant to the Note Agreement, dated as of July 29, 1988, by and between the Company and John Hancock,
                 (iii) the Assumed Debt and (iv) intercompany indebtedness to SF Investments, Inc., in a principal amount not to exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000), so long as Smithfield Foods, Inc. directly or indirectly owns and controls all of the capital stock of SF Investments, Inc."

        4. Amendment to Section 6.11. Section 6.11 of the Existing 10.75% Note Agreement is hereby amended to read in its entirety as follows:

                 "6.11 Net Worth.

                         The Company shall maintain its Net Worth in an amount
                 which, at all times, is at least Seventy-Five Million Dollars ($75,000,000)."


        5. Amendment to Section 6.13. Section 6.13 of the Existing 10.75% Note Agreement is hereby amended and restated to read in its entirety as follows:

                 "6.13 Debt Ratio.

                         The Company will not at any time permit the ratio of
                 its Net Tangible Assets to its Funded Debt to be less than (i)
                 1.8 to 1.0 through April 28, 1996 and (ii) 2.0 to 1.0 commencing April 29, 1996."

        6. Amendment to Section 9.1. Section 9.1 of the Existing 10.75% Note Agreement is hereby amended by adding the following definition so as to preserve the alphabetical ordering of the definitions set forth therein:

                         "Assumed Debt -- means the following obligations of Carolina Food Processors, Inc. assumed by the Company pursuant to a merger of Carolina Food Processors, Inc. with and into the Company as of May 1, 1994:

                                 (1)      obligations under the 8.41% Senior
                 Secured Notes due February 1, 2013 in the original aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), issued pursuant to the Note Purchase Agreement, dated as of January 15, 1993, by and among Carolina Food Processors, Inc., the Guarantor and each of the purchasers listed on Annex 1 thereto;

                                 (2) the guaranty of the obligations of the Guarantor under a term loan by NationsBank of Virginia, N.A. to the Guarantor so long as (x) the aggregate principal amount of such obligations does not exceed Twenty-Five Million Dollars ($25,000,000), (y) any Liens granted in connection therewith are junior to the Liens permitted under clause (a)(8)(i) and clause (a)(8)(ii) of Section 6.7 and clause (1) of this definition and (z) such obligations are repaid in full on or prior to September 30, 1998; and

                                 (3)      a term loan by MetLife Capital
                 Corporation to Carolina Food Processors, Inc. so long as (x) the aggregate principal amount of such obligations does not exceed Two Million Eight Hundred Thousand Dollars ($2,800,000),
                 (y) any Lien granted in connection therewith only covers a certain backup power generation unit entitled the Project Title Generator System (project #9303C) acquired with the proceeds of such term loan and does not extend to any other Property of the Company and (z) such obligations are repaid in full on or prior to August 30, 1998."

                                                                    EXHIBIT C

            WAIVERS AND AMENDMENTS TO EXISTING 8.41% NOTE AGREEMENT


        1. Waiver of Section 7.4(a). Each of John Hancock, MassMutual and MML hereby reaffirms its consent to the merger of Carolina Foods, Kinston Ham and Smithfield-Wilson, Inc. with and into Smithfield Packing, as set forth in the Consent Agreement dated as of April 15, 1994, among John Hancock, MassMutual, MML and the other parties thereto, and agrees that such consent shall operate as a waiver of the requirements set forth in Section 7.4(a) of the Existing 8.41% Note Agreement.

        2. Amendment to Section 7.2(a). Section 7.2(a) of the Existing 8.41% Note Agreement is hereby amended to read in its entirety as follows:

                 "(a)    Property -- maintain its Property in good condition,
                 ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto; and, in addition to the foregoing, the Company will, during each year commencing January 1, 1994 and during each year thereafter, either expend or invest an amount equal to at least fifty percent (50%) of Depreciation for the then most recently ended fiscal year of the Company on repairs, maintenance or capital improvements to the "Property" (as such term is defined in the Deed of Trust);"

        3. Amendment to Section 7.8(a). Section 7.8(a) of the Existing 8.41% Note Agreement is hereby restated to read in its entirety as follows:

                         "(a)    Company Debt Ratio.  The Company will not at
                 any time permit the ratio of its Net Tangible Assets to its Funded Debt to be less than (i) 1.8 to 1.0 through April 28, 1996 and (ii) 2.0 to 1.0 commencing April 29, 1996."

        4. Amendment to Section 7.10(a). Section 7.10(a) of the Existing 8.41% Note Agreement is hereby amended to read in its entirety as follows:

                         "(a)    Company Net Worth.  The Company will not at any
                 time permit Tangible Net Worth of the Company to be less than Seventy-Five Million Dollars ($75,000,000)."

        5.       Amendments to Section 10.1.

                 (a) Section 10.1 of the Existing 8.41% Note Agreement is hereby amended by replacing the definition of "Company" with the following:

                         "Company -- means The Smithfield Packing Company,
                  Incorporated, a Virginia corporation."

                 (b) Section 10.1 of the Existing 8.41% Note Agreement is hereby amended by adding the following definitions so as to preserve the alphabetical ordering of the definitions set forth therein:

                         "Current Liabilities -- means, with respect to any
                 Person, at any time, the amount of liabilities that must be paid or satisfied (or normally would be paid or satisfied) within one year (excluding deferred taxes) and which would be shown on a balance sheet of such Person at such time."

                         "Depreciation -- means, for any fiscal year of the
                 Company, the amount shown on the Company's annual statement of income as depreciation of its property, plant and equipment for such fiscal year."

                         "Net Tangible Assets -- means, with respect to any Person, at any time, the result of

                                 (a)      the net book value (after deducting
                         related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of such Person, as would be shown on a balance sheet of such Person at such time; minus

                                 (b)      an amount equal to the Current
                         Liabilities of such Person at such time."

        6. Amendment to Section 10.5. Section 10.5 of the Existing 8.41% Note Agreement is hereby amended to read in its entirety as follows:

                         "10.5   Governing Law.

                         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND
                 CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW."

The equivalent provision in the Existing 8.41% Notes shall be deemed to be amended in accordance with the foregoing amendment to Section 10.5.

        7.       References to the "Company".

        All references to the "Company" in the Existing 8.41% Note Agreement and the Existing 8.41% Notes shall be deemed a reference to the "Company," as amended pursuant to Paragraph 5(a) of this Exhibit C.

                                                                    EXHIBIT D

                 AMENDMENT TO EXISTING 8.41% SECURITY AGREEMENT


        1. Amendment to Section 1.1. Section 1.1 of the Existing 8.41% Security Agreement is hereby amended by replacing the definition of "Company" with the following:

                         "Company -- means The Smithfield Packing Company,
                 Incorporated, a Virginia corporation."

        2.       References to the "Company".

        All references to the "Company" in the Existing 8.41% Security Agreement shall be deemed a reference to the "Company," as amended pursuant to Paragraph 1 of this Exhibit D. EXHIBIT E

      AMENDMENT TO EXISTING 8.41% ENVIRONMENTAL INDEMNIFICATION AGREEMENT


        1. Amendment. The Existing 8.41% Environmental Indemnification Agreement is hereby amended by replacing Carolina Food Processors, Inc. with The Smithfield Packing Company, Incorporated as the "Grantor." All references to the "Grantor" in the Existing 8.41% Environmental Indemnification Agreement shall be deemed a reference to The Smithfield Packing Company, Incorporated.